BEN & JERRY'S HOMEMADE, INC.
                      COMPUTATION OF NET EARNINGS PER SHARE
                     (In thousands except per share amounts)


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                                                     Thirteen weeks ended               Twenty-six weeks ended
                                                  6/27/98            6/28/97          6/27/98            6/28/97
                                                -------------      ------------     -------------      ------------
Basic:
Weighted average shares outstanding                    7,245             7,274             7,244             7,236
                                                =============      ============     =============      ============

Net income                                            $2,130            $1,741            $2,510              $682
                                                =============      ============     =============      ============
Basic earnings per share amount                        $0.29             $0.24             $0.35             $0.09
                                                =============      ============     =============      ============


Diluted:
Weighted average shares outstanding                    7,245             7,274             7,244             7,236
Effect of dilutive securities

      Employee stock options                             301                63               254                64
                                                -------------      ------------     -------------      ------------

Diluted shares outstanding                             7,546             7,337             7,498             7,300
                                                =============      ============     =============      ============
Net income                                            $2,130            $1,741            $2,510              $682
                                                =============      ============     =============      ============
Diluted earnings per share amount                      $0.28             $0.24             $0.33             $0.09
                                                =============      ============     =============      ============


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